Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statements on Form F-3 (File No. 333-194338, File No. 333-147024 and File No. 333-153055) and Form S-8 (File No. 333-148085, File No. 333-148754 and File No. 333-154795) of XTL Biopharmaceuticals Ltd. of our report dated April 26, 2015, which appears in this Form 20-F.

/s/ Kesselman & Kesselman

Kesselman & Kesselman

Certified Public Accountant (Isr.)

A member of PricewaterhouseCoopers International Limited

Tel Aviv, Israel

April 26, 2015